UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Series A Preferred Certificate of Designation

On December 2, 2022, pursuant to the approval of the Board of Directors and the holder of Series A Preferred Stock of DarkPulse, Inc., a Delaware corporation (the “Company”), the Company amended the Certificate of Designation for the Series A Preferred Stock. Pursuant to the amendment, as corrected, the following Section 5 was added:

5.       Automatic Conversion. The holders of Series A Preferred Stock shall have conversion rights and obligations as follows:

(a)                 One (1) Business Day (as defined below) prior to the occurrence of a Change of Control (as defined below) (the “Conversion Date”), the shares of Series A Preferred Stock shall automatically convert into shares of Common Stock of the Corporation on a pro rata basis (the “Conversion Shares”) which shall equal twenty-five percent (25%) of the fully-diluted shares of Common Stock the Corporation as of the Conversion Date or securities of the post-merger entity if the “Change of Control” is a merger of the Corporation into another entity or if the Corporation becomes a subsidiary of another entity. The number of Conversion Shares so determined shall be rounded up to the nearest whole number of shares. For purposes of this paragraph, a “Change of Control” of the Corporation is defined as the date that any person or group of persons (other than the shareholders of the Corporation as of the date of first issuance of shares of Series A Preferred Stock) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of fifty-one percent (51%) or more of the issued and outstanding shares of capital stock of the Corporation having the right to vote for the election of directors of the Corporation under ordinary circumstances.

(b)                All Conversion Shares, will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

The Certificate of Amendment and the Certificate of Correction are filed as Exhibits 3.1 and 3.2 hereto, respectively.

Amendment to Series D Preferred Certificate of Designation

On December 23, 2021, pursuant to the approval of the Board of Directors and a majority vote of the holders of Series D Preferred Stock of the Company, the Company amended the Certificate of Designation for the Series D Preferred Stock. Pursuant to the amendment, Section 4 was changed to the following:

4.       Conversion. Each share of Series D Stock shall be convertible, at the sole and exclusive election of the holder of such share of Series D Preferred Stock, into two (2) shares of Common Stock of the Corporation.

One (1) Business Day (as defined below) prior to the occurrence of a Change of Control (as defined below), the shares of Series D Preferred Stock shall automatically convert into two (2) shares of Common Stock of the Corporation (the “Conversion Shares”). For purposes of this paragraph, a “Change of Control” of the Corporation is defined as the date that any person or group of persons shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of fifty-one percent (51%) or more of the issued and outstanding shares of capital stock of the Corporation having the right to vote for the election of directors of the Corporation under ordinary circumstances. All Conversion Shares, will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

The Certificate of Amendment is filed as Exhibit 3.3 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment for Series A Preferred Stock filed December 2, 2022
3.2	Certificate of Correction for Certificate of Amendment For Series A Preferred Stock filed December 8, 2022
3.3	Certificate of Amendment for Series D Preferred Stock filed December 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: December 8, 2022	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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